UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2007

E-Z-EM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-13003	11-1999504

(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York	11042

(Address of Principal Executive Offices)	(Zip Code)

(516) 333-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 27, 2007, E-Z-EM, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Anthony A. Lombardo, the Company’s President and Chief Executive Officer. The Agreement replaces Mr. Lombardo’s existing employment agreement, which expired on May 31, 2007. The Agreement is for a three-year term, from June 1, 2007 through May 31, 2010. Under the Agreement, Mr. Lombardo will continue to receive an annual base salary of $360,000, subject to review by the Company’s board of directors. In addition, consistent with his compensation under the prior agreement, Mr. Lombardo will be eligible to receive an annual bonus at the President/CEO level under the Company’s Annual Incentive Plan and to receive long-term incentive awards under the Company’s Stock and Incentive Award Plan. Mr. Lombardo will receive, at no cost, an automobile in accordance with the Company’s standard automobile policy for Company executives.

The Agreement may be terminated prior to expiration of its term upon Mr. Lombardo’s disability (as defined in the Agreement), by the Company for cause (as defined in the Agreement), or by either the Company or Mr. Lombardo without cause. If the Agreement is terminated by the Company without cause, and provided that the termination does not result in severance amounts and other benefits being paid to Mr. Lombardo under his Change in Control Agreement with the Company, Mr. Lombardo will be entitled to receive severance pay equal to two years’ base salary, payable in 24 equal monthly installments, and to continued medical and dental benefits over such 24-month period. The severance payments are contingent upon Mr. Lombardo executing a general release in favor of the Company in substantially the form attached to the Agreement.

The Agreement also provides that the Company will seek to cause Mr. Lombardo to be elected to the Company’s board of directors throughout the term of the Agreement. Mr. Lombardo will not receive any non-employee director fees or other compensation for such service on the board.

The Agreement also obligates Mr. Lombardo not to compete with the Company, solicit any of its employees or divert any business or customers from the Company for 24 months following termination of his employment, and to keep confidential certain Company information.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Employment Agreement dated as of June 27, 2007, between E-Z-EM, Inc. and Anthony A. Lombardo.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2007	E-Z-EM, INC.
(Registrant)

	By:	/s/ Peter J. Graham
Peter J. Graham
Senior Vice President –
Chief Legal Officer, Global Human Resources and Secretary

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated as of June 27, 2007, between E-Z-EM, Inc. and Anthony A. Lombardo.